CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the registratnt's previously filed Registration Statement File Nos. 2-97014, 33-42276, 33-62944, 33-62317 and
333-10987.


                                      ARTHUR ANDERSEN LLP

Portland, Oregon
  March 27, 1998